SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                        PURSUANT TO SECION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported) May 8, 1998

                           DELTA AND PINE LAND COMPANY
             (Exact name of registrant as specified in its charter)

                                                     000-21788
                            (Commission File Number)


         Delaware                                                   62-1040440
(State or other jurisdiction                                      (IRS Employer
      of incorporation)                                     Identification No.)

One Cotton Row, Scott, Mississippi                                      38772
(Address of principal executive offices)                                Zip Code

Registrant's telephone number, including area code               (601) 742-4000

                                       NA

          (Former name or former address, if changed since last report)

Item 5-      OTHER EVENTS

              Delta and Pine Land Company ("DLP") signed a definitive merger agreement, included herein, with Monsanto Company ("Monsanto") on May 8, 1998. Consummation of the merger is subject to approval by the DLP shareholders and various regulatory authorities. DLP shareholders will receive 0.8625 shares of voting Monsanto Common Stock for each share of DLP stock they hold, subject to certain adjustments. The exchange ratio may be adjusted if the average of the closing prices of Monsanto's common stock on the 30 consecutive trading days ending on the earlier of (i) August 6,1998 or (ii) the second trading day prior to the date of DLP's stockholders meeting to vote on the merger, increases or decreases by more than 25%. The transaction is expected to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code. In the event that the transaction is not consummated, the merger agreement provides various rights to DLP and to Monsanto, depending upon the circumstances.

Item 7    Financial Statements and Exhibits

(c)  Exhibits



EXHIBIT
NUMBER                                      DESCRIPTION

    2 Agreement and Plan of Merger dated as of May 8, 1998 by and between Monsanto Company and Delta and Pine Land Company

    4 Amendment No. 1 to the Rights Agreement dated May 8, 1998 by and between Delta and Pine Land Company and The Harris Trust and Savings Bank

    10 Termination Option Agreement as of May 8, 1998 by and between Monsanto Company and Delta and Pine Land Company

    99 Press Release, dated May 11, 1998







                                   SIGNATURES


              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     DELTA AND PINE LAND COMPANY

                                                     /s/ W.T. Jagodinski
                                                     W.T. Jagodinski
                                                     Vice President -
                                                     Finance and Treasurer



                               EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION

    2 Agreement and Plan of Merger dated as of May 8, 1998 by and between Monsanto Company and Delta and Pine Land Company

    4 Amendment No. 1 to the Rights Agreement dated May 8, 1998 by and between Delta and Pine Land Company and The Harris Trust and Savings Bank

    10 Termination Option Agreement as of May 8, 1998 by and between Monsanto Company and Delta and Pine Land Company

    99 Press Release, dated May 11, 1998